UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

The Company is providing the following disclosure to expand the presentation of its non-GAAP financial information:

In 2003, TECO Energy announced that its business strategy was to return to basics and focus on its regulated utility operations in Florida and to minimize the risks from its merchant power business. Results in 2003 included asset valuation adjustments and write-offs associated with specific business activities or assets no longer related to this new strategy. The Company has presented and may in the future present non-GAAP measures of financial performance (which it has previously referred to as non-GAAP net income) that eliminates charges unique to events in 2003 and primarily related to activities that are no longer part of our current business strategy and certain charges that are not expected to recur. Much progress was made in implementing the strategy in 2003 to return to basics and reduce risks from merchant power; however, TWG Merchant continues to own or have interests in six merchant power plants operating or in a suspended construction status. As we continue to work to reduce the risk from these merchant power facilities, additional charges or valuation adjustments may be required to adjust the value of each specific asset to the actual market value in future periods.

In connection with the Company’s decision to reduce its involvement in merchant power and to refocus on a return to basics strategy, management uses this non-GAAP presentation as a yardstick for measuring the Company’s performance and making decisions that are dependent upon the profitability of the Company’s various operating units. For example, management uses a non-GAAP measure of financial performance for prior-period comparisons to determine whether the business is growing and at what rate. The Board of Directors is furnished this non-GAAP measure in connection with evaluating business growth, allocating resources and compensation of management. While each of the particular excluded items is not expected to recur, management recognizes that similar types of items could occur in the next two years, specifically those relating to the Company’s strategy of minimizing the risks from its merchant power investments. Even though similar types of charges may occur, management believes the non-GAAP measure is important in addition to GAAP net income for assessing its potential future performance because excluded items are limited to those that management believes are not indicative of future performance.

Furthermore, we believe that the presentation of this financial performance provides investors a non-GAAP measure that reflects the Company’s operations giving effect to its revised business strategy. We also believe that it is helpful to present a non-GAAP measure of performance that clearly reflects the ongoing operations of our business and that allows investors to understand and evaluate our business as we expect it to operate in future periods.

The non-GAAP measure of financial performance used by the Company (previously referred to as non-GAAP net income) is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the Company’s financial performance or liquidity. Our non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECO ENERGY, INC.
(Registrant)

Date: August. 24, 2004
/s/ G. L. GILLETTE*
G. L. GILLETTE*
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

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